                                                                   EXHIBIT 10.60

                                   AGREEMENT
                                       OF
                               PURCHASE AND SALE
                                      AND
                           JOINT ESCROW INSTRUCTIONS
                           -------------------------

                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
 1.   Purchase and Sale...................................                 1
 2.   Purchase Price......................................                 1
 3.   Payment of Purchase Price...........................                 2
 4.   Escrow..............................................                 2
 5.   Condition of Title..................................                 2
 6.   Title Policy........................................                 3
 7.   Conditions to Close of Escrow.......................                 3
 8.   Deposits by Seller..................................                 7
 9.   Deposits by Buyer...................................                 8
10.   Costs and Expenses..................................                 8
11.   Prorations..........................................                 8
12.   Disbursements and Other Actions by Escrow Holder....                 8
13.   Seller's Representations and Warranties.............                 9
14.   Buyer's Covenants, Representations and Warranties...                10
15.   Liquidated Damages..................................                12
16.   Waiver Of Right To Specific Performance.............                13
17.   Damage or Condemnation Prior to Closing.............                14
18.   Notices.............................................                14
19.   Brokers.............................................                15
20.   Legal Fees..........................................                15
21.   Assignment..........................................                16
22.   Miscellaneous.......................................                16

Exhibit "A"  Legal Description Of Property
Exhibit "B"  Grant Deed
Exhibit "C"  Seller's Federal Certificate
Exhibit "D"  Seller's California Certificate
Exhibit "E"  Bill of Sale
Exhibit "F"  Assignment of Contracts

                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                         -----------------------------

TO:  First American Title Insurance Company        Escrow No. 9762747M
     114 East Fifth Street                         Escrow Officer:  Ms. Judith M. Moore
     Santa Ana, California  92701                  Title Order No. OR-9762747
     ("Escrow Holder")                             Title Officer:  Mr. Eric Bowen


          This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 12th day of June, 1997 (the "Effective Date"), by and between MAZDA MOTOR OF AMERICA, INC., a California corporation ("Seller"), and KILROY REALTY L.P., a Delaware limited partnership ("Buyer"), with respect to the following:

                               R E C I T A L S :
                               ----------------

          A. Seller is the owner of that certain real property located in the City of Irvine ("City"), County of Orange, State of California, consisting of approximately twenty (20) acres of improved land (the "Land"), all of which is described on Exhibit "A" attached hereto, together with (i) a warehouse building
             -----------
located thereon containing approximately 244,800 square feet of space and the fixtures therein, including, without limitation, all floor coverings, draperies, curtains and light fixtures (the "Warehouse Building"), (ii) an office building located thereon containing approximately 27,200 square feet of space and the fixtures therein, including, without limitation, all floor coverings, draperies, curtains and light fixtures (the "Office Building"), and (iii) associated parking areas and other improvements located thereon (the "Parking and Other Improvements"). The Warehouse Building, the Office Building, and the Parking and Other Improvements shall hereinafter be collectively referred as the "Improvements." The Land, together with the Improvements, shall hereinafter be collectively referred to as the "Property."

          B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                              A G R E E M E N T :
                              ------------------

          1.   Purchase and Sale.  Seller agrees to sell the Property to Buyer,
               -----------------
and Buyer agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

          2.   Purchase Price.  The purchase price ("Purchase Price") for the
               --------------
Property shall be Seventeen Million Twenty-Five Thousand Dollars ($17,025,000).

          3.   Payment of Purchase Price.  The Purchase Price for the Property
               -------------------------
shall be paid by Buyer as follows:

               (a)  Deposit. Prior hereto, Buyer has deposited with Escrow
                    -------
Holder, in cash, by certified or bank cashier's check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available Funds"), the sum of One Million Dollars ($1,000,000) (the "Deposit"). Escrow Holder has placed the Deposit in an interest bearing account. The Deposit shall be refundable to Buyer if Buyer terminates this Agreement in accordance with any of its rights to do so prior to the expiration of the Contingency Period. The Deposit and the interest accrued thereon shall be applicable to the Purchase Price upon the "Close of Escrow" (as defined in Paragraph 4(b) below) and, upon the expiration of the Contingency Period, the Deposit shall be nonrefundable to Buyer unless (i) a condition to the Close of Escrow for the benefit of Buyer contained in this Agreement fails to timely be satisfied or waived in writing by Buyer, or (ii) Seller fails to convey the Property to Buyer as provided herein and such failure constitutes a default by Seller hereunder.

               (b)  Closing Funds. At least one (1) business day prior to the
                    -------------
Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder's estimate of Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

          4.   Escrow.
               ------

               (a)  Opening of Escrow. For purposes of this Agreement, the
                    -----------------
Escrow was opened on May 6, 1997 (the "Opening of Escrow"). Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

               (b)  Close of Escrow. For purposes of this Agreement, the "Close
                    ---------------
of Escrow" shall be defined as the date that the grant deed ("Grant Deed"), the form of which is attached hereto as Exhibit "B", conveying the Property to
                                    -----------
Buyer, is recorded in the Official Records of the Orange County, California Recorder's Office (the "Official Records"). This Escrow shall close three (3) business days following the expiration of the Contingency Period (as the Contingency Period may be extended by Seller pursuant to Paragraph 7(c) below) (the "Closing Date").

          5.   Condition of Title.  It shall be a condition to the Close of
               ------------------
Escrow for Buyer's benefit that title to the Property shall be conveyed to Buyer by the Grant Deed subject only to the following condition of title ("Condition of Title"):

               (a) A lien to secure payment of general and special real property taxes and assessments, not delinquent.

               (b)  The lien of supplemental taxes assessed pursuant to Chapter
3.5 commencing with Section 75 of the California Revenue and Taxation Code.

               (c) Matters affecting the Condition of Title created by or with the written consent of Buyer (including, without limitation, the Lease [as defined in Paragraph 7(c)(i) below]).

               (d) All matters which a correct survey and inspection of the Property would disclose.

               (e) All exceptions to title which are approved or deemed approved by Buyer as provided in Paragraph 7(a)(ii) below.

               (f) All applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

          6.   Title Policy.  Title shall be evidenced by the willingness of
               ------------
Escrow Holder in its capacity as title insurer ("Title Company") to issue its ALTA Extended Coverage Owner's Form Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price showing title to the Property vested in Buyer.

          7.   Conditions to Close of Escrow.
               -----------------------------

               (a)  Conditions to Buyer's Obligations.  Buyer's obligation to
                    ---------------------------------
consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer terminates this Agreement and the Escrow due to the nonsatisfaction of any of such conditions, then Buyer shall be entitled to the return of the Deposit and all interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(A) below and the covenants of Buyer set forth in Paragraph 22(a) below, which shall survive any such termination).

                    (i)  Contingency Matters. Buyer has satisfied itself, in
                         -------------------
Buyer's sole and absolute discretion, as to the following matters:

                         (A) Buyer's Review of the Property and Related Matters.
                             --------------------------------------------------
All aspects of the Property and its condition and suitability for Buyer's intended use thereof, including, without limitation, the zoning for the Property and the availability of all permits, licenses, variances and the like necessary for Buyer's intended use of the Property. During the term of this Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property, at reasonable times during hours specified by Seller following not less than twenty-four (24) hours prior notice to Seller, to make such inspections, surveys and tests as may be necessary in Buyer's discretion, including, without limitation, soils tests, toxic waste analysis, geological and/or engineering studies and land use or related studies; provided, however, if Buyer proposes to make any tests in connection with any Phase II environmental report or any other tests which involve drilling, boring or other similar intrusive or invasive action on or under the Property, then Buyer shall obtain Seller's written consent prior to making any such tests, which consent may be withheld in Seller's sole, absolute and subjective discretion. Buyer shall use care and consideration in connection with any of its inspections or tests and Seller shall have the right to be present during any inspection of the Property by Buyer or its agents. Buyer shall restore the Property to its original condition after any and all tests and/or inspections. Buyer hereby indemnifies, protects, defends (with counsel chosen by Seller) and holds Seller and the Property free and harmless from and against any and all costs, losses, liabilities, damages, lawsuits, judgments, actions, proceedings, penalties, demands, attorneys' fees, mechanic's liens, or expenses of any kind or nature whatsoever, arising out of or resulting from (i) any entry and/or activities upon the Property by Buyer, Buyer's agents, contractors and/or subcontractors, and/or the contractors and subcontractors of such agents, or (ii) from the enforcement of this agreement of indemnity or the assertion by Buyer of any defense to its obligations hereunder. Prior to any entry upon the Property by Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller an original endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Seller, covering (i) the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property, and (ii) Buyer's indemnity obligation contained in Paragraph 7(a)(i)(A) above. Such endorsement to such insurance policy shall evidence that such insurance policy shall have a per occurrence limit of at least Two Million Dollars ($2,000,000) and an aggregate limit of at least Five Million Dollars ($5,000,000), shall name Seller as an additional insured, shall be primary and noncontributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

                         (B) Review and Approval of Documents and Materials. The
                             ----------------------------------------------
documents, reports, bills and plans heretofore delivered to Buyer by Seller concerning the entitlements to, construction, ownership, condition, maintenance, and operation of, the Property (the "Documents and Materials").

                    (ii) Buyer's Review of Title.
                         -----------------------

                         (A) Buyer acknowledges receipt and approval of that
certain Commitment for Title Insurance relating to the Property dated May 1, 1997 issued by the Title Company under order no. 9762747 (which, together with the supplements and amendments thereto delivered to Buyer prior to the Effective Date and the underlying documents relating to the Schedule B exceptions set forth in such Commitment, is collectively referred to herein as the "Report"). Buyer may, at or prior to Close of Escrow, notify Seller in writing (the "Gap Notice") of any objections to title which are adverse to Buyer and which are (i) raised by the Title Company between the Effective Date and the Close of Escrow (the "Gap Period") and (ii) not disclosed by the Title Company or otherwise known to Buyer prior to the commencement of the Gap Period (a "Gap Exception"); provided that Buyer must notify Seller of such objection to title within two (2) business days of being made aware of the existence of such exception. The failure of Buyer to timely give to Seller a Gap Notice shall be deemed to constitute Buyer's approval of the applicable Gap Exception.

                         (B) If Buyer sends a Gap Notice, then Seller may, but
shall have no obligation to, within five (5) days after its receipt thereof ("Seller's Election Period"), elect to eliminate the disapproved Gap Exceptions by giving Buyer written notice ("Seller's Title Notice") of those disapproved Gap Exceptions, if any, which Seller agrees to so eliminate by the Closing Date.

                         (C) If Seller does not elect to eliminate any
disapproved Gap Exceptions, or if Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before five (5) days following the expiration of Seller's Election Period) of a written notice, to either (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved, or (b) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in clauses (a) and (b) above shall be deemed to be Buyer's election to take the action described in clause (a) above. Notwithstanding anything to the contrary contained in this Paragraph 7(a)(ii), Seller agrees to, on or before the Close of Escrow, release all voluntary monetary liens affecting the Property, other than non-delinquent real property taxes and assessments. Further notwithstanding anything to the contrary contained in this Paragraph 7(a)(ii), during the term of this Escrow, Seller will not voluntarily change the condition of title approved by Buyer in a manner adverse to Buyer.

                         (D) If, in Seller's Title Notice, Seller has agreed to
eliminate by the Closing Date certain disapproved Gap Exceptions described in Buyer's Gap Notice, but Seller is unable to do so despite having made reasonable efforts, then Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before one (1) business day prior to the Closing Date) of a written notice to either (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved, or (b) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit, together with all interest accrued thereon while in Escrow. Failure to take either one of the actions described in clauses (a) and (b) above shall be deemed to be Buyer's election to take the action described in clause (a) above. In the event this Agreement is terminated by Buyer pursuant to the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except that the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(A) above and the covenants of Buyer set forth in Paragraph 22(a) below shall survive any such termination.

                         (E) The Closing Date shall be postponed to the extent
necessary to comply with the foregoing time frames set forth in this Paragraph 7(a)(ii).

                         (F) Buyer agrees that its acceptance of the Title
Policy shall be in full satisfaction of any express or implied warranty of Seller as to the condition of title to the Property, and in the event there are any title exceptions or defects, including, without limitation, liens, encumbrances, covenants, conditions, reservations, restrictions, rights, rights of way, or easements, which, in Buyer's opinion, constitute a defect in title not shown or revealed in the Report, the Title Policy, or otherwise contemplated in Paragraph 5 of this Agreement above, Buyer shall look solely to the remedies available to Buyer under the Title Policy, and Seller shall have no responsibility or liability therefor.

                    (iii)      Seller's Obligations.  As of the Close of Escrow,
                               --------------------
Seller shall have timely performed in all material respects, all covenants and agreements contained in this Agreement required to be performed by Seller under this Agreement.

                    (iv)       Conditions Generally. Buyer hereby acknowledges
                               --------------------
that Seller shall have no duty or obligation of any kind whatsoever to amend, modify or in any way ameliorate or attempt to amend, modify or ameliorate any matter disapproved by Buyer, and Buyer's sole and exclusive remedy in the event Buyer disapproves any one or more of such matters shall be to cancel this Agreement in accordance with Buyer's rights to do so contained herein.

                    (v)        Seller's Representations and Warranties. All of
                               ---------------------------------------
the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Close of Escrow. In the event that any representation or warranty of Seller needs to be modified due to changes or additional information regarding the Property which becomes available following the Effective Date, Seller shall deliver to Buyer a certificate identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (A) occurs between the Effective Date and the Close of Escrow, and (B) is not prohibited under the terms of this Agreement or is beyond the reasonable control of Seller to prevent, or is the result of additional information regarding the Property which becomes available; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent or the availability of additional information regarding the Property, shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth herein; if, despite changes or other matters described in such certificate, the Close of Escrow occurs, such representations and warranties shall be deemed to have been modified by all statements made in such certificate.

               (b)  Conditions to Seller's Obligations. For the benefit of
                    ----------------------------------
Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction (or Seller's waiver thereof, it being agreed that Seller may waive such condition) of the condition that Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

               (c)  Conditions to the Obligations of Both Seller and Buyer. For
                    ------------------------------------------------------
the benefit of both Buyer and Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction of the following conditions. If the parties cannot agree upon the form of the Lease and resolve the Roof Issue prior to the expiration of the Contingency Period, then either Buyer or Seller may, at its sole option, but without any obligation to do so, elect to extend the Contingency Period as to the open issue only for up to fifteen (15) business days. If the parties still cannot agree upon the form of the Lease and resolve the Roof Issue prior to the expiration of the extended Contingency Period, if applicable, then either party may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to the other party and Escrow Holder on or before the expiration of the Contingency Period (as extended, if applicable), in which event (A) this Agreement and the Escrow shall terminate and be of no further force or effect (except for the indemnity and insurance obligations of Buyer contained in Paragraph 7(a)(i)(A) above and the covenants of Buyer set forth in Paragraph 22(a) below, which shall survive any such termination), (B) Escrow Holder shall return to Buyer the Deposit and all interest accrued thereon (less Buyer's share of escrow cancellation charges),
(C) Buyer shall return to Seller all Documents and Materials received by Buyer from Seller, and (D) Buyer shall deliver to Seller all surveys, reports, studies and the like that Buyer may have theretofore procured with respect to the
Property:

                    (i)        Lease. Buyer and Seller shall have agreed upon
                               -----
the form of, on or before the date which is ten (10) business days following the Effective Date (such period of time shall be referred to herein as the "Contingency Period"), a lease for the Property, or a portion thereof (the "Lease"), pursuant to which Seller shall lease back the Property, or a portion thereof, from Buyer upon the Close of Escrow. The Lease shall contain at least the following provisions, as well as such other terms and conditions as Buyer and Seller may be willing to agree upon during the Contingency Period:

                         (A) The original term of the Lease will be for three
(3) years, with two (2) one-year options to extend exercisable upon not less than one hundred twenty (120) days' prior written notice.

                         (B) The Lease will be triple net to the Buyer, with
Seller being responsible for paying its pro rata share of taxes, insurance and maintenance expenses.

                         (C) The rental rate per square foot per month within
the Warehouse Building will be forty-five cents ($0.45), increasing annually by one penny ($0.01) per month, including the option terms.

                         (D) The rental rate per square foot per month within
the Office Building will be eighty-five cents ($0.85), increasing annually by two pennies ($0.02) per month, including the option terms.

                         (E) By not less than one hundred twenty (120) days'
written notice to Buyer, Seller will have the right to reduce the portion of the Warehouse Building it leases to between approximately 150,000 and 200,000 square feet, approximately 124,400 square feet of which will be in the south half of the Warehouse Building and the balance of which will be in the easterly portion of the north half. The effective date of the reduction will not be later than the last day of the 24th month of the original Lease term. Buyer will have the right to market the space in the Warehouse Building being given back by Seller upon receipt of Seller's written notification that it has elected such reduction. The cost of constructing any demising walls required to separate the new, smaller portion of the Warehouse Building from the remainder of the Warehouse Building will be the sole responsibility of the Seller.

                         (F) By not less than one hundred twenty (120) days'
written notice to Buyer, Seller will have the one time right to cancel the Lease as to the Office Building, effective between the first day of the 6th month and the last day of the 18th month of the original Lease term. Buyer will have the right to market the Office Building upon receipt of Seller's written cancellation notice.

                         (G) The Lease will not cover the approximately four (4)
acre portion of the Land directly to the east of the Warehouse Building (presently undeveloped), which Buyer will have the right to hold, develop or dispose of, provided Seller's use and possession of the Improvements is not interfered with.

                         (H) The Lease will specify that, upon vacation of the
Property by Seller, Seller will be able to remove those certain items identified in the Lease, provided Seller repairs all damage to the Improvements resulting from the removal.

                    (ii)       Roof. Buyer and Seller shall have resolved the
                               ----
issue (the "Roof Issue") of who will pay what, if anything, toward the cost of repairing or replacing either or both of the Warehouse Building roof and/or the Office Building roof.

          8.   Deposits by Seller.  At least one (1) business day prior to the
               ------------------
Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

               (a)  Grant Deed.  The Grant Deed, in the form attached hereto as
                    ----------
Exhibit "B", duly executed by Seller and acknowledged.
-----------

               (b)  Seller's Certificates of Non-Foreign Status. Certificates of
                    -------------------------------------------
non-foreign status ("Firpta Certificate" and "Calfirpta Certificate"), duly executed by Seller, in the forms attached hereto as Exhibit "C" and Exhibit "D".
                                                    -----------     -----------

               (c)  Lease.  A counterpart of the Lease, duly executed by Seller.
                    -----

               (d)  Title Company Documents. Such evidence as the Title Company
                    -----------------------
may reasonably require as to the authority of the person or persons executing documents on behalf of Seller, such affidavits as may be customarily and reasonably required by the Title Company, and an executed closing statement acceptable to Seller.

               (e)  Bill of Sale. The "Bill of Sale" in the form attached hereto
                    ------------
as Exhibit "E".
   -----------

               (f)  Assignment of Contracts. A counterpart of the "Assignment of
                    -----------------------
Contracts," duly executed by Seller in the form of Exhibit "F" attached hereto.

               (g)  Other Documents. Such other documents and instruments as may
                    ---------------
be required in order in order to comply with the terms of Paragraph 22(b) hereof.

          9.   Deposits by Buyer.  Buyer shall deposit or cause to be deposited
               -----------------
with Escrow Holder the Deposit which is to be applied towards the payment of the Purchase Price and the balance of the Purchase Price in the amounts and at the times set forth in Paragraph 3 above. In addition, at least one (1) business day prior to the Close of Escrow, Buyer shall deposit with Escrow Holder the following documents and instruments:

               (a)  Lease.  A counterpart of the Lease, duly executed by Buyer.
                    -----

               (b)  Assignment of Contracts.  A counterpart of the Assignment of
                    -----------------------
Contracts, duly executed by Buyer.

               (c)  Other Documents. Such other documents and instruments as may
                    ---------------
be required in order to comply with the terms of Paragraph 22(b) hereof.

          10.  Costs and Expenses.  The cost of the CLTA portion of the Title
               ------------------
Policy shall be paid by Seller and the premium and any additional costs for the ALTA extended coverage additional to the premium for CLTA coverage and the cost of any endorsements to the Title Policy shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.

          11.  Prorations.  There will be no prorations, since Seller will
               ----------
remain responsible for all taxes, utilities and the like applicable to the period of time following the Close of Escrow pursuant to the Lease.

          12.  Disbursements and Other Actions by Escrow Holder.  Upon the Close
               ------------------------------------------------
of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

               (a)  Recording. Cause the Grant Deed and any other documents
                    ---------
which the parties hereto may mutually direct, to be recorded in the Official Records, in the order directed by the parties.

               (b)  Funds. Disburse from funds deposited by Buyer with Escrow
                    -----
Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

               (c)  Title Policy.  Direct the Title Company to issue the Title
                    ------------
Policy to Buyer.

               (d)  Documents to Seller. Deliver to Seller counterparts of the
                    -------------------
Lease and the Assignment of Contracts executed by Buyer.

               (f)  Documents to Buyer.  Deliver to Buyer the Bill of Sale, the
                    ------------------
Calfirpta Certificate, and the and Firpta Certificate and counterparts of the Lease and the Assignment of Contracts executed by Seller.

          13.  Seller's Representations and Warranties.  In consideration of
               ---------------------------------------
Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property from Seller, Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer; and the truth and accuracy in all material respects of each of which shall be a condition to Buyer's obligations to close the Escrow:

               (a)  Authority. Seller has been duly organized and is validly
                    ---------
existing under the laws of the State of California. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth in this Agreement.

               (b)  Foreign Person Affidavit.  Seller is not a foreign person as
                    ------------------------
defined in Section 1445 of the Internal Revenue Code, nor is Buyer required to withhold taxes from the payment of sales proceeds under any applicable state or local tax laws based upon the status of Seller as foreign or resident of a state other than California.

               (c)  Pending Actions. Seller has received no written notice of
                    ---------------
any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending, and to Seller's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding threatened, against Seller which, if adversely determined, could individually or in the aggregate, materially interfere with the consummation of the transaction contemplated by this Agreement. There is no litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder.

               (d)  Eminent Domain. To Seller's actual knowledge, there is no
                    --------------
actual or pending proceeding against the Property in eminent domain.

               (e)  Hazardous Materials. To Seller's actual knowledge, there are
                    -------------------
no "Hazardous Materials" (as defined in Paragraph 14(b) below) located on the Property in violation of any applicable laws, rules or regulations in existence as of the date of this Agreement.

               (f)  No Leases.  No leasehold or subleasehold estates currently
                    ---------
affect the Property.

               (g)  Operating Agreements.  To Seller's knowledge, there are no
                    --------------------
agreements concerning the operation and maintenance of the Property or a portion of the Property entered into by Seller that will not be terminable by Buyer or Seller by thirty (30) days (or less) notice given following termination of the Lease or a portion of the Lease.

               (h)  Violations. Seller has not received written notice of any
                    ----------
uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially, adversely affect the Property or use thereof.

               (i)  No Consents Required. To Seller's knowledge, no consent,
                    --------------------
approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Agreement and/or any of the documents to be executed by Seller hereunder, or for the performance by or the validity or enforceability thereof against Seller, other than the recording or filing for recordation of the Grant Deed.

               (j)  No Violations. The execution and delivery of this Agreement,
                    -------------
and all other documents to be executed by Seller hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not result in (i) a breach or violation of (A) any governmental requirement applicable to Seller or the Property now in effect; (B) the organizational documents of Seller; (C) any judgment, order or decree of any governmental authority binding upon Seller; or
(D) any agreement or instrument to which Seller is a party or by which it is bound; (ii) the acceleration of any obligation of Seller; or (iii) the creation of any lien, encumbrance or other matter affecting title (other than those matters affected by the Condition of Title) to the Property.

               (k)  Physical Condition. To Seller's knowledge, there is no
                    ------------------
existing material, patent or latent structural or other physical defect of deficiency in the condition of the Property, or any component or portion thereof, that would or could impair or impose costs upon the use, occupancy or operation of the Property, and that has not been fully corrected.

               (l)  Easements and Other Agreements. To Seller's knowledge,
                    ------------------------------
Seller is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, right-of-way or easements constituting any Condition of Title.

          The "knowledge" of Seller, as used in this Paragraph 13, means the actual, present knowledge of Seller as of the date of this Agreement, without any investigation or inquiry of any kind or nature whatsoever. The representations and warranties set forth in Paragraph 13 hereof as updated as of the Close of Escrow in accordance with the terms of this Agreement, shall survive Close of Escrow for a period of one (1) year. No claim for a breach of any representation or warranty shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Close of Escrow.

          14.  Buyer's Covenants, Representations and Warranties.  In
               -------------------------------------------------
consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller:

               (a)  Authority. Buyer has the legal right, power and authority to
                    ---------
enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth in this Agreement.

               (b)  "AS IS." Except for the express representations and
                     ------
warranties of Seller set forth in Paragraph 13 above, Buyer is acquiring the Property "AS-IS" without any representation or warranty of Seller, express, implied or statutory, as to the nature or condition of or title to the Property or its fitness for Buyer's intended use of same. Buyer is, or as of the expiration of the Contingency Period will be, familiar with the Property. Except for the express representations and warranties of Seller set forth in Paragraph 13 above, Buyer is relying solely upon, and as of the expiration of the Contingency Period will have conducted, its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, an analysis of any and all matters concerning the condition of the Property and its suitability for Buyer's intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

               Without limiting the generality of the foregoing, Buyer hereby expressly waives and relinquishes any and all rights and remedies Buyer may now or hereafter have against Seller, whether known or unknown, with respect to any past, present or future presence or existence of "Hazardous Materials" (as herein defined) on, under or about the Property or with respect to any past, present or future violations of any "Environmental Laws" (as herein defined), except to the extent any such presence or existence of Hazardous Materials or violations of Environmental Laws is attributable to the acts or omissions (where there is a duty to act) of Seller or its agents or employees. As used herein, the term "Environmental Laws" includes all rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights Buyer may now or hereafter have to seek contribution from Seller under
Section 113(f)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. (S)9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Buyer may now or hereafter have against Seller under the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code, Section 25300 et seq.), as the same may be further amended or replaced by
                    -- ---
any similar law, rule or regulation, and (iii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under
Section 107 of CERCLA (42 U.S.C.A. (S)9607). As used herein, the term "Hazardous Material(s)" includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 25501(j) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls
(PCBs), and (H) freon and other chlorofluorocarbons.

               BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542"), WHICH IS SET FORTH BELOW:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
          HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
          WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               BY INITIALLING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF
SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

                                  /s/ JH
                                ----------------
                                Buyer's Initials

               The waivers and releases by Buyer herein contained shall survive the Close of Escrow and the recordation of the Grant Deed and shall not be deemed merged into the Grant Deed upon its recordation.

               (c)  Limitation on Seller's Liability. Buyer represents and
                    --------------------------------
covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

                    (i) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof.

                    (ii) The content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property.

                    (iii) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property.

                    (iv) The availability or capacity of sewer, water or other utility connections to the Property.

                    (v) Any of the items delivered to Buyer pursuant to Buyer's review of the condition of the Property (but Seller will be liable for a material inaccuracy in any of such items to the extent they are prepared by Seller).

                    (vi) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property.

          15.  LIQUIDATED DAMAGES.
               ------------------

               (a)  BREACH BY BUYER. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH
                    ---------------
IN THIS AGREEMENT AND PROVIDED THAT SELLER IS NOT IN MATERIAL BREACH OF THIS AGREEMENT AND PROVIDED FURTHER THAT ALL CLOSING CONDITIONS IN FAVOR OF BUYER SET FORTH IN THIS AGREEMENT HAVE BEEN SATISFIED, THE DEPOSIT (BUT NOT THE INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT THE SALE OF THE PROPERTY, AS CONTEMPLATED IN THIS AGREEMENT, IS NOT CONSUMMATED AS A RESULT OF BUYER'S REFUSAL OR INABILITY TO CLOSE UNDER THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY INITIALING THIS PARAGRAPH 15(a) BELOW, THE PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE

PARTY'S REASONABLE ESTIMATE OF SELLER'S DAMAGES, AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH 15(a) SHALL NOT LIMIT THE DAMAGES RECOVERABLE BY SELLER RESULTING FROM A BREACH OTHER THAN BUYER'S REFUSAL OR INABILITY TO PURCHASE THE PROPERTY. BY THEIR SEPARATELY INITIALING THIS PARAGRAPH 15(a) BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.


                    JB                                JH
              -----------------                  ----------------
              Seller's Initials                  Buyer's Initials

               (b)  BREACH BY SELLER. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH
                    ----------------
IN THIS AGREEMENT AND PROVIDED THAT BUYER IS NOT IN MATERIAL BREACH OF THIS AGREEMENT AND PROVIDED FURTHER THAT ALL CLOSING CONDITIONS IN FAVOR OF SELLER SET FORTH IN THIS AGREEMENT HAVE BEEN SATISFIED, IN THE EVENT THE SALE OF THE PROPERTY, AS CONTEMPLATED IN THIS AGREEMENT, IS NOT CONSUMMATED AS A RESULT OF SELLER'S REFUSAL OR INABILITY TO CLOSE UNDER THIS AGREEMENT, SELLER SHALL PAY TO BUYER LIQUIDATED DAMAGES IN THE AMOUNT OF ONE MILLION AND 00/100 DOLLARS ($1,000,000.00). THE PARTIES ACKNOWLEDGE THAT BUYER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY INITIALING THIS PARAGRAPH 15(b) BELOW, THE PARTIES ACKNOWLEDGE THAT THE FOREGOING $1,000,000.00 AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF BUYER'S DAMAGES, AND AS BUYER'S EXCLUSIVE REMEDY AGAINST SELLER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS BUYER'S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH 15(b) SHALL NOT LIMIT THE DAMAGES RECOVERABLE BY BUYER RESULTING FROM A BREACH OTHER THAN SELLER'S REFUSAL OR INABILITY TO SELL THE PROPERTY. BY THEIR SEPARATELY INITIALING THIS PARAGRAPH 15(b) BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL TO EXPLAIN THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.


                    JB                                JH
              -----------------                  ----------------
              Seller's Initials                  Buyer's Initials

          16.  WAIVER OF RIGHT TO SPECIFIC PERFORMANCE.  IF SELLER SHALL FAIL TO
               ---------------------------------------
CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT HEREUNDER, THEN BUYER SHALL BE ENTITLED TO THE REMEDY SET FORTH IN PARAGRAPH 15(b) ABOVE AND THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON WHILE IN

ESCROW BUT BUYER SHALL NOT HAVE THE RIGHT TO RECEIVE ANY EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO RECORD A LIS PENDENS AGAINST THE PROPERTY UNDER APPLICABLE LAW, OR TO PURSUE THE SPECIFIC PERFORMANCE OF THIS AGREEMENT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.



                    JB                                JH
              -----------------                  ----------------
              Seller's Initials                  Buyer's Initials

          17.  Damage or Condemnation Prior to Closing. Seller shall promptly
               ---------------------------------------
notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property, Buyer may, at its option, elect either to: (i) terminate this Agreement, in which event all funds deposited into Escrow by Buyer shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding relating to the Property and there shall be no adjustment to the Purchase Price.

          18.  Notices. All notices or other communications required or
               -------
permitted hereunder shall be in writing, and shall be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, delivered by overnight courier such as FedEx, Express Mail, etc. for next business day delivery, or sent by telecopy, and shall be deemed received upon the earlier of (i) if personally delivered, the business day of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the date of posting by the United States post office, (iii) if given by telecopy, when received as evidenced by the confirmation report, provided it is received before 5:00 p.m. Pacific Time (if received later, the notice will be deemed received on the next business day), or (iv) if delivered by overnight courier, the next business day. Any notice, request, demand, direction or other communication sent by telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

          To Buyer:            Kilroy Realty
                               2250 E. Imperial Highway
                               El Segundo, California  90245
                               Attention:   Mr. Jeffrey C. Hawken
                               Telephone:   (213) 772-1193
                               Telecopy:    (310) 322-5981

          With a copy to:      Latham & Watkins
                               650 Town Center Drive, Suite 2000
                               Costa Mesa, California  92626
                               Attention:   Bruce A. Tester, Esq.
                               Telephone:   (714) 540-1235
                               Telecopy:    (714) 755-8290

          To Seller:           Mazda Motor of America, Inc.
                               7755 Irvine Center Drive
                               Irvine, California  92618-2922
                               Attention:   Mr. Robert Belzer
                               Telephone:   (714) 727-6393
                               Telecopy:    (714) 727-6256

          With a copy to:      Mazda Motor of America, Inc.
                               7755 Irvine Center Drive
                               Irvine, California  92618-2922
                               Attention:   General Counsel
                               Telephone:   (714) 727-1990
                               Telecopy:    (714) 727-6260

          With a copy to:      Allen, Matkins, Leck, Gamble & Mallory LLP
                               18400 Von Karman, Fourth Floor
                               Irvine, California  92612
                               Attention:   Bradley N. Schweitzer, Esq.
                               Telephone:   (714) 553-1313
                               Telecopy:    (714) 553-8354

          To Escrow Holder:    First American Title Insurance Company
                               114 East Fifth Street
                               Santa Ana, California  92701
                               Attention:  Ms. Judith M. Moore
                               Telephone:   (714) 647-4466
                               Telecopy:    (714) 647-2235

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 18. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

          19.  Brokers.  Upon the Close of Escrow, Seller shall pay real estate
               -------
brokerage commissions to Collins Commercial Corporation and Lee & Associates with respect to this transaction in accordance with escrow instructions previously signed by Seller and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

          20.  Legal Fees.  In the event of the bringing of any action or suit
               ----------
by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment.

For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in (a) postjudgment motions, (b) contempt proceeding, (c) garnishment, levy, and debtor and third party examination, (d) discovery, and (e) bankruptcy litigation.

          21.  Assignment.  Neither party shall assign, transfer or convey its
               ----------
rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of the other, which consent the other party may withhold in its sole, absolute and subjective discretion; provided, however, without Buyer's consent, Seller may assign its rights and/or delegate its duties under this Agreement and/or the Lease to a successor corporation, provided Buyer shall receive written notice thereof. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement.

          22.  Miscellaneous.
               -------------

               (a) Confidentiality. Buyer acknowledges that, prior to the Close
                   ---------------
of Escrow, it is in the best interest of Buyer and Seller to maintain the confidentiality of the terms and provisions of this Agreement and/or the Lease and the materials relating hereto and thereto. Except as may be required by law or court order or as otherwise provided or contemplated herein, prior to the Close of Escrow, Buyer shall not disclose any of the terms or provisions of this Agreement to any person or entity not a party to this Agreement, nor shall Buyer issue any press releases or make any public statements relating to this Agreement or Buyer's intended use of the Property, and Buyer shall keep all materials provided or made available to Buyer by Seller, and all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Property (including, without limitation, matters relating to the environmental condition of the Property), whether obtained through documents, oral or written communications, or otherwise (collectively, the "Information"), in the strictest confidence. Under no circumstances shall any of the Information be used for any purpose other than the investigation of the Property in connection with its purchase by Buyer as contemplated under this Agreement. Buyer shall cause the confidentiality obligations set forth in this Paragraph 22(a) to be agreed to by its attorneys, auditors, consultants, accountants and any other third parties which Buyer may employ or with which Buyer may work in connection with this transaction and the investigations contemplated hereunder. If this Agreement terminates for any reason, Buyer shall return to Seller all original materials, together with any copies made by Buyer, and all copies of any reports or compilations of data generated from materials or other Information provided to Buyer, and Buyer will cause third parties acting on behalf of Buyer to deliver to Seller all such materials in their possession.

               (b)  Required Actions of Buyer and Seller. Buyer and Seller agree
                    ------------------------------------
to execute such instruments and documents and to diligently undertake such actions as may reasonably be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof. The provisions of this Paragraph 22(b) shall survive the Close of Escrow and shall not be deemed merged into the Grant Deed upon its recordation.

               (c)  Time of Essence. Time is of the essence of each and every
                    ---------------
term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to Los Angeles, California time.

               (d)  Counterparts. This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

               (e)  Captions. Any captions to, or headings of, the paragraphs or
                    --------
subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

               (f)  No Obligations to Third Parties. Except as otherwise
                    -------------------------------
expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

               (g)  Exhibits.  The Exhibits attached hereto are hereby
                    --------
incorporated herein by this reference for all purposes.

               (h)  Amendment to this Agreement. The terms of this Agreement may
                    ---------------------------
not be modified or amended except by an instrument in writing executed by each of the parties hereto.

               (i)  Waiver. The waiver or failure to enforce any provision of
                    ------
this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

               (j)  Applicable Law. This Agreement shall be governed by and
                    --------------
construed and enforced in accordance with the laws of the State of California.

               (k)  Fees and Other Expenses. Except as otherwise provided
                    -----------------------
herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

               (l)  Entire Agreement. This Agreement supersedes any prior
                    ----------------
agreements, negotiations and communications, oral or written (including, without limitation, that certain nonbinding letter of intent dated May 6, 1997), and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

               (m)  Partial Invalidity. If any portion of this Agreement as
                    ------------------
applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

               (n)  Successors and Assigns. Subject to the provisions of
                    ----------------------
Paragraph 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

               (o)  Facsimile Signatures. In order to expedite the transaction
                    --------------------
contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto, provided original signatures are delivered the next business day. Seller and Buyer intend to be bound by the signatures on the telecopy document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

               (p)  Business Days. In the event any date described in this
                    -------------
Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next business day thereafter.

               (q)  Covenant of Seller.  If any governmental agency requires the
                    ------------------
existing 100-gallon diesel tank located on the Property to have a permit, Seller will obtain such permit at Seller's sole expense. This covenant shall survive the Close of Escrow and shall not be deemed merged into the Grant Deed upon its recordation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

     "Buyer"             KILROY REALTY L.P., a
                         Delaware limited partnership

                         By: Kilroy Realty Corporation, a Maryland corporation, Its General Partner

                              By: /s/Jeffrey C. Hawken
                                  -------------------------------
                                  Print Name:  Jeffrey C. Hawken
                                              -------------------
                                  Print Title:     EVP & COV
                                              -------------------

     "Seller"            MAZDA MOTOR OF AMERICA, INC., a
                         California corporation

                         By: /s/ Jeff Baortale
                            -----------------------------------
                            Print Name: Jeff Baortale
                                       ------------------------
                            Print Title: Vice President Finance
                                        -----------------------


ACCEPTANCE BY ESCROW HOLDER:

          First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated:  June 13, 1997                    FIRST AMERICAN TITLE INSURANCE
                                         COMPANY

                                         By: /s/ Judith M. Moore
                                            -----------------------------------
                                            Print Name: Judith M. Moore, A.V.P.
                                                       ------------------------
                                            Its Authorized Agent

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------

ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF IRVINE, DESCRIBED AS FOLLOWS:

PARCEL 1, AS SHOWN ON A PARCEL MAP FILED IN BOOK 185, PAGES 1 TO 3 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ANY AND ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM, AND OTHER MATERIAL RESOURCES AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER SAID LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN SAID LAND, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF SAID LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF SAID LAND, AS RESERVED IN THAT DEED RECORDED JANUARY 11, 1984 AS INSTRUMENT NO. 84-014635 OF OFFICIAL RECORDS, BY THE IRVINE COMPANY, GRANTOR THEREIN.

ALSO EXCEPTING THEREFROM ANY AND ALL WATER, RIGHTS OR INTERESTS THEREIN, NO MATTER HOW ACQUIRED BY GRANTOR IN THE ABOVE MENTIONED DEED, AND OWNED OR USED BY GRANTOR IN CONNECTION WITH OR WITH RESPECT TO SAID LAND, TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM SAID LAND OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTERESTS ON ANY OTHER PROPERTY OWNED OR LEASED BY GRANTOR, WHETHER SUCH WATER RIGHTS SHALL BE RIPARIAN, OVERLYING, APPROPRIATIVE, LITTORAL, PERCOLATING, PRESCRIPTIVE, ADJUDICATED, STATUTORY OR CONTRACTUAL, BUT WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF THE LAND IN THE EXERCISE OF SUCH RIGHTS, AS RESERVED IN THE ABOVE MENTIONED DEED.

                                  EXHIBIT "A"
                                  -----------

WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:


--------------------------------
--------------------------------
--------------------------------
--------------------------------

--------------------------------------------------------------------------------
                                           (ABOVE SPACE FOR RECORDER'S USE ONLY)

                                  GRANT DEED
                                  ----------

The undersigned grantor declares:
Documentary transfer tax is $____________
(X) computed on full value of property conveyed, or
( ) computed on full value, less value of liens and encumbrances remaining at time of sale.

               FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, MAZDA MOTOR OF AMERICA, INC., a California corporation, hereby GRANTS to _________________________, a _______________________, the following described real property (the "Property") located in the City of Irvine, County of Orange, State of California:

               SEE SCHEDULE "1" ATTACHED HERETO AND INCORPORATED
                   ------------
                           HEREIN BY THIS REFERENCE

SUBJECT TO:

          1.   Taxes and assessments.

          2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters of record or visible from an inspection or survey of the Property.

                                  EXHIBIT "B"
                                  -----------

          IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the _____ day of ________________, 1997__.
                                            -

                                        MAZDA MOTOR OF AMERICA, INC., a

                                        California corporation

                                        By:________________________________
                                           Print Name:_____________________
                                           Print Title:____________________

                 [Attach Legal Description and Acknowledgment]

                         SELLER'S FEDERAL CERTIFICATE
                         ----------------------------

          To inform _________________________________ (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required by MAZDA MOTOR OF AMERICA, INC._________________________________, a California corporation________________
(the "Transferor") upon the transfer of certain real property by the Transferor to the Transferee, the undersigned hereby certifies the following:

          1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

          2. The Transferor's U.S. employer or tax (social security) identification number is ___________________.

          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalty of perjury, the undersigned declares that it has examined this Certification and to the best of its knowledge and belief, it is true, correct and complete.

                                     MAZDA MOTOR OF AMERICA, INC., a
                                     California corporation

                                     By:___________________________________
                                        Print Name:________________________
                                        Print Title:_______________________

                                  EXHIBIT "C"
                                  -----------

                        SELLER'S CALIFORNIA CERTIFICATE
                        -------------------------------

  YEAR     WITHHOLDING EXEMPTION CERTIFICATE FOR              CALIFORNIA FORM
--------                                                     -----------------
19______   REAL ESTATE SALES                                      590-RE
             (FOR USE BY SELLERS OF CALIFORNIA REAL ESTATE)
================================================================================
FILE THIS FORM WITH YOUR WITHHOLDING AGENT OR BUYER.    WITHHOLDING AGENT'S NAME
--------------------------------------------------------------------------------
Seller's name
--------------------------------------------------------------------------------
Seller's address (number and street)           Seller's daytime telephone number
                                               (   )
--------------------------------------------------------------------------------
City                                           State           ZIP code
--------------------------------------------------------------------------------
Read the following carefully and check the box that applies to the seller:
[ ]  CERTIFICATE OF RESIDENCY - INDIVIDUALS:
       I am a resident of California and I reside at the address shown above. See Side 2 for the definition of a resident.

[ ]  CERTIFICATE OF PRINCIPAL ADDRESS - INDIVIDUALS:
       The California real property located at _________________________________ qualifies as my principal residence within the meaning of the Internal Revenue Code Section 1034. See Side 2 for the definition of a principal residence.

[ ]  CORPORATIONS:
       The above-named corporation has a permanent place of business in California at the address shown above or is qualified to do business in California. See Side 2 for the definition of permanent place of business.

[ ]  PARTNERSHIPS:
       The above-named entity is a partnership and the recorded title to the property is in the name of the partnership. The partnership will file a California return to report the sale and will withhold on foreign and domestic nonresident partners when required.

[ ]  LIMITED LIABILITY COMPANIES (LLCs):
       The above-named entity is an LLC and the recorded title to the property is in the name of the LLC. The LLC will file a California return to report the sale and will withhold on foreign and domestic nonresident partners when required.

[ ]  TAX EXEMPT ENTITIES AND NONPROFIT ORGANIZATIONS:
       The above-named entity is a exempt from tax under California or federal law.

[ ]  IRREVOCABLE TRUSTS:
       At least one trustee of the above-named irrevocable trust is a California resident. The trust will file a California fiduciary return reporting the sale and will withhold on foreign and domestic nonresident beneficiaries when required.

[ ]  CERTIFICATE OF RESIDENCY OF DECEASED PERSON - ESTATES:
       I am the executor of the above-named person's estate. The decedent was a California resident at the time of death. The estate will file a California fiduciary return reporting the sale and will withhold on foreign and domestic nonresident beneficiaries when required.

[ ]  BANK:
       The above-named entity is a bank or a bank acting as a fiduciary for a trust.
--------------------------------------------------------------------------------
CERTIFICATE:  Please complete and sign below.
Under penalties of perjury, I hereby certify that the information provided herein is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent.

Seller's name and title (type or print)_________________________________________
Seller's social security number, California corporation number,
     FEIN or Californa Secretary of State file number___________________________ (NOTE: Failure to provide your identification number will render this certificate void.)
Seller's signature___________________________________  Date_____________________
For Privacy Act Notice, see form FTB 1131 (individuals only).
--------------------------------------------------------------------------------
                                               Form 590-RE C2 (REV. 1996) Side 1

                                  EXHIBIT "D"
                                  -----------

                                 BILL OF SALE
                                 ------------


               THIS BILL OF SALE is made as of _________________, 1997 (the "Effective Date"), by and between KILROY REALTY, L.P., a Delaware limited partnership ("Buyer"), and MAZDA MOTOR OF AMERICA, INC., a California corporation.

                               R E C I T A L S :
                               ----------------

          A. Seller is the owner of that certain real property located in the City of Irvine, County of Orange, State of California, consisting of approximately twenty (20) acres of improved land described in Schedule 1
                                                              ----------
attached hereto (the "Land").

          B. This Bill of Sale is made pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement of Purchase and Sale") dated _________________, 1997 (as the same may have been amended), by and between Seller and Buyer.

          C. Pursuant to the Agreement of Purchase and Sale, Buyer has agreed to purchase the Land, together with (1) a warehouse building located thereon containing approximately 244,800 square feet of space and the fixtures (as defined below) therein (the "Warehouse Building"), (2) an office building located thereon containing approximately 27,200 square feet of space and the fixtures therein (the "Office Building"), and (3) associated parking areas and other improvements located thereon (the "Parking and Other Improvements"). The Warehouse Building, Office Building, and the Parking and Other Improvements are referred to herein collectively as the "Property."

          D. This Bill of Sale is also made pursuant to that certain Standard Industrial/Commercial Single-Tenant Lease-Net, dated _________________, 1997 (the "Lease") pursuant to which Seller has agreed to lease a portion of the Property for a term of three (3) years with the option to extend the term of the Lease for two (2) additional one (1) year periods.

          E. This Bill of Sale is subject to the terms and provisions of the Agreement of Purchase and Sale and the Lease and in the event of any inconsistency between either of (1) the Agreement of Purchase and Sale or the Lease and (2) this Bill of Sale, the terms and provisions of the former shall control.

          F. Seller currently operates a business at the Property and intends to continue the operation of such business at the Property hereafter as tenant under the Lease. In such business, Seller will employ the use of personal property, of which it is, and will continue to be, the owner, and employ the use of fixtures attached to the Warehouse Building, the Office Building and the Parking and Other Improvements as tenant under the Lease.

          G. Seller and Buyer acknowledge that the law is sometimes unclear concerning the dividing line between fixtures and personal property. Pursuant to this Bill of Sale, Buyer desires to purchase, and Seller desires to sell, those fixtures that may otherwise be considered personal property such

                                  EXHIBIT "E"
                                  -----------
that ownership thereof would not otherwise transfer to Buyer pursuant to the Agreement of Purchase and Sale.

                              A G R E E M E N T :
                              ------------------

          NOW, THEREFORE, in consideration of the parties hereto entering into the Agreement of Purchase and Sale and the Lease and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          Seller does hereby sell and convey to Buyer, without warranty of title or use and without warranty, express or implied, as to merchantability or fitness for any purpose, all of Seller's right, title and interest, if any, in and to all tangible personal property, if any, affixed to the Land or the Property, including, without limitation, any and all affixed appliances, HVAC, carpeting, draperies and curtains, wall coverings, lighting and lighting systems, window washing equipment, water, gas, electrical, storm and sanitary sewer facilities and all other utilities, sprinklers, landscaping, built-in shelving and other items of personal property owned by Seller that are used exclusively in the maintenance or operation of the Property, provided, however,
                                                             --------  -------
that such personal property shall exclude any items which can be removed without materially damaging the Property, such as, without limitation, furniture, furnishings, warehouse racking, computers, office machines and supplies, equipment, telephones (but not the lines), machinery, plans, specifications, shop drawings, goods, tools, tooling, inventory, raw materials, work in process, finished goods and materials used or consumed in Seller's business, accessories, parts, repossessions and returns thereof that are not affixed to the Property (the property conveyed hereunder being the "Conveyed Personal Property"). Without limiting the generality of the foregoing, there shall be specifically excluded from the Conveyed Personal Property the items listed on the inventories attached hereto as Schedule 2, which inventories are acknowledged to be outdated
                   ----------
and incomplete.

          To have and to hold all of said personal property unto Buyer, its successors and assigns, to its own use forever.

          IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the _____ day of _________________, 1997.

                              MAZDA MOTOR OF AMERICA, INC., a
                              California corporation

                              By:_______________________________________________
                                 Print Name:____________________________________
                                 Print Title:___________________________________


                    [SCHEDULES 1 AND 2 NEED TO BE ATTACHED]

                            ASSIGNMENT OF CONTRACTS
                            -----------------------

          This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (the "Assignment") is made as of the ___ day of ___________________, 19__ between MAZDA MOTOR OF AMERICA, INC., a California limited partnership ("Assignor"), and KILROY REALTY, L.P., a Delaware limited partnership ("Assignee").

          Assignor is the owner of that certain real property located in the City of Irvine, County of Orange, State of California, more particularly described in Schedule 1 attached hereto and incorporated herein by reference
             ----------
(the "Property"). Assignor hereby assigns, transfers, sets over and conveys to Assignee, without warranty of title or use and without warranty, express or implied, as to merchantability or fitness for any purpose, all of Assignor's right, title and interest, if any and to the extent assignable, in, to and under any and all of the following:

               (i)       the contracts and agreements listed and described on
     Schedule 2 attached hereto and incorporated herein by this reference (the
     ----------
     "Contracts");

               (ii) all existing warranties and guaranties (express or implied) issued to Assignor in connection with the personal property being conveyed to Assignee by Bill of Sale on the date hereof; and

               (iii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property.

All items described in (ii) and (iii) above are hereinafter collectively referred to as "Intangible Property."

          Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof. Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof.

          This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

          This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF. Assignor and Assignee have each executed this Assignment as of the date first written above.

     "Seller"            MAZDA MOTOR OF AMERICA, INC., a
                         California corporation

                         By:_______________________________________
                            Print Name:____________________________
                            Print Title:___________________________
[SIGNATURES CONTINUED]

                                  EXHIBIT "F"
                                  ----------

     "Buyer"             KILROY REALTY L.P., a
                         Delaware limited partnership

                         By: Kilroy Realty Corporation, a Maryland corporation, Its General Partner

                              By:_______________________________________________
                                 Print Name:____________________________________
                                 Print Title:___________________________________



                    [SCHEDULES 1 AND 2 NEED TO BE ATTACHED]

            [LETTERHEAD OF FIRST AMERICAN TITLE INSURANCE COMPANY]



                          SELLER'S CLOSING STATEMENT

ESCROW STATEMENT OF:                                   Escrow: 9762747M
  MAZDA DISTRIBUTORS (PACIFIC), INC.           Escrow Officer: Judith M. Moore
                                                         Date: June 16, 1997
                                                 Closing Date: 06/20/97
                                                               Estimated

Purchaser: KILROY REALTY L.P.
Property Address: 9451 TOLEDO WAY
                  IRVINE, CA 92618

TOTAL CONSIDERATIONS                                                                 17,025,000.00

REIMBURSEMENTS/CREDITS

TOTAL CREDITS:                                                                       17,025,000.00
                                                                                     -------------

LESS: CHARGES AND DEDUCTIONS/DEBITS

          COMMISSION(S)
LISTING BROKER: LEE & ASSOCIATES
COMMISSION                                                         17,250.00
SELLING BROKER: COLLINS COMMERCIAL CORPORATION
COMMISSION                                                         17,250.00

          TITLE CHARGES TO FIRST AMERICAN-TITLE INSURANCE CO.

OWNERS ALTA POLICY FOR $17,025,000.00                              15,322.50
TRANSFER TAX                                                       18,727.50
ESCROW CHARGES TO FIRST AMERICAN TITLE
   ESCROW FEE                                                       3,104.25
RECORDING FEES:
   DEED                                                                50.00

TOTAL DEBITS:                                                                           377,704.25
                                                                                     -------------
BALANCE DUE YOU                                                                      16,647,295.75
                                                                                     =============